ITEM 77E
LEGAL PROCEEDINGS
Since October 2003
Federated and related
 entities collectively
Federated and various
Federated funds Funds
have been named
as defendants in several
class action lawsuits now
pending in the United
States District Court for
the District of Maryland The
lawsuits
were purportedly filed on
behalf of people who
purchased owned andor
 redeemed shares of
Federated sponsored
 mutual funds during
specified periods
beginning November
1 1998 The suits
are generally similar
 in alleging that
Federated engaged
in illegal and
improper trading
practices including
 market timing and
late trading in concert
with certain institutional
 traders which allegedly
caused
financial injury to
the mutual fund shareholders
These lawsuits began
to be filed shortly
after Federateds first
public announcement
that it had received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office of
the New York
State Attorney General
NYAG and other authorities
In that regard on November
 28 2005 Federated
announced that it had
reached final settlements
with the SEC and the NYAG
with respect to those matters
Specifically the SEC and NYAG
settled
proceedings against three
Federated subsidiaries
involving undisclosed
market timing arrangements
 and late trading The
SEC made
findings that Federated
Investment Management
Company FIMC an SEC
registered investment
adviser to various
Funds and
Federated Securities
Corp an SEC registered
broker dealer and
distributor for the
Funds violated provisions
 of the Investment Advisers
Act and Investment
Company Act by
approving but not
disclosing three market
timing arrangements or
the associated conflict of
interest between FIMC
and the funds involved
 in the arrangements
 either to other fund
shareholders or to the
funds board and that
Federated Shareholder
Services Company formerly
an SEC registered transfer
agent failed to prevent a
customer and a Federated
employee from late trading
in violation of provisions
of the Investment Company
Act The NYAG found that such
conduct violated
provisions of New York
State law Federated entered
into the settlements without
admitting or denying the
regulators findings As
Federated previously reported
in 2004 it has already paid
approximately 80 million to
certain funds as determined
by an independent
consultant As part of these
settlements Federated agreed
to pay disgorgement and a
civil money penalty in the
aggregate amount of
an additional 72 million
and among other things
agreed that it would not
serve as investment
adviser to any
registered investment
company unless
i at least 75 of
the funds directors
are independent of Federated
ii the chairman of each such
fund is
independent of Federated iii
no action may be taken by the
funds board or any committee
thereof unless approved by a
majority of
the independent trustees of
the fund or committee
respectively and iv the
fund appoints a senior
officer who reports to the
independent trustees and
is responsible for monitoring
compliance by the fund with
applicable laws and fiduciary
duties and for
managing the process by
which management fees charged
to a fund are approved The
settlements are described in
Federateds
announcement which along with
previous press releases and
related communications on those
matters is available in the
About Us
section of Federateds website at
FederatedInvestorscom
Federated entities have also
 been named as defendants in
several additional lawsuits
that are now pending in the
United States
District Court for the Western
District of Pennsylvania
alleging among other things
excessive advisory and Rule
12b 1
fees
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in each
of the lawsuits described in
the preceding two paragraphs
Federated and the Funds and
their respective counsel have
been defending this litigation
and none of
the Funds remains a defendant
in any of the lawsuits though
some could potentially receive
any recoveries as nominal
defendants
Additional lawsuits based upon
similar allegations may be filed
in the future The potential
impact of these lawsuits all
of which seek
unquantified damages attorneys
fees and expenses and future
potential similar suits is
uncertain Although we do not
believe that
these lawsuits will have a
material adverse effect on
the Funds there can be no
assurance that these suits
ongoing adverse publicity
andor other developments
resulting from the regulatory
investigations will not result
in increased Fund redemptions
reduced sales of
Fund shares or other adverse
consequences for the Funds